                                                                   EXHIBIT 23.02

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 12, 2001 on the consolidated financial statements of Acusphere, Inc. (and to all references to our firm) included as part of this registration statement.

/s/  Arthur Andersen LLP

Boston, Massachusetts
October 11, 2001